Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts and Legal Matters” and to the use of our report dated October 21, 2019, except for Note 2, 6, 7, 8 and 16(e) as to which the date is January 2, 2020 relating to the consolidated financial statements of BriaCell Therapeutics Corp. in the Registration Statement (Form F-1) and the related Prospectus of BriaCell Therapeutics Corp. dated May 15, 2020.

May 15, 2020	/s/ MNP LLP
Chartered Professional Accountants
Mississauga, Ontario	Licensed Public Accountants